SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)


Check  the  appropriate  box:

[  X  ]      Preliminary  Information  Statement
   -
[  __  ]     Confidential, for Use of the Commission Only (as permitted by Rule
             14c-5(d)(2))
[  __  ]     Definitive  Information  Statement


                       SOUTHERN STATES POWER COMPANY, INC.

                  (Name of Registrant as Specified in Charter)


Payment  of  Filing  Fee  (Check  the  appropriate  box):

[  X  ]   No  fee  required

[  __ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11

          1)  Title  of  each class of securities to which  transaction applies:


          2)  Aggregate  number  of securities  to  which  transaction  applies:


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)  Proposed  maximum  aggregate  value  of  transaction:


          5)  Total  fee  paid:

[  __  ]  Fee  paid  previously  with  preliminary  materials.

[  __  ]  Check  box if any part of the fee is offset as provided by Exchange
          Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


          1)  Amount  Previously  Paid:

          2)  Form  Schedule  or  Registration  Statement  No.:

          3)  Filing  Party:

          4)  Date  Filed:

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of Southern States Power Company, Inc., a Delaware corporation (the "Company") in connection with the prior receipt by the Board of Directors of the Company and approval by written consent of the holders of a majority of the Company's Common Stock (the "Voting Capital Stock") of the following proposals:
(i) to approve an amendment (the "Amendment") to the Articles of Incorporation to effectuate an increase in the authorized common stock from 50 million shares with a par value of $0.001 to 250 million shares with a par value of $.001; and
(ii) to approve an amendment to the Articles of Incorporation to authorize 25,000,000 shares of preferred stock with a par value of $0.001 (the "Proposals"). This information statement is being first sent to stockholders on or about June __ , 2001. The Company anticipates that the Amendment will become effective on or about June __, 2001.

VOTE  REQUIRED

     The vote which is required to approve the above Proposals is the affirmative vote of the holders of a majority of the Company's common stock. Each holder of common stock is entitled to one (1) vote for each share held.

     The record date for purposes of determining the number of outstanding shares of common stock of the Company, and for determining stockholders entitled to vote, is the close of business on June 4, 2001 (the "Record Date"), the business day after the Board of Directors of the Company adopted the resolution approving and recommending each of the Proposals. As of the Record Date, the Company had outstanding 42,028,876 shares of common stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Alpha Tech Stock Transfer, 929 E. Spiers Lane, Draper, Utah 84020, telephone number (801) 571-5118.

VOTE  OBTAINED  -  SECTION  228  OF  THE  DELAWARE  GENERAL  CORPORATION  LAW

     Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of the outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law and the Bylaws of the Company, a majority of the outstanding shares of Voting Capital Stock entitled to vote thereon is required in order to amend the Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Voting Capital Stock of the Company.

     Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Proposal.


                                  PROPOSAL ONE
               TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO
         INCREASE THE NUMBER OF AUTHORIZED SHARES TO 250 MILLION SHARES

GENERAL

     On June 1, 2001, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to effectuate an increase in the authorized common stock from 50 million shares with a par value of $0.001 to 250 million shares with a par value of $0.001. On June 4, 2001, Proposal One was approved by written consent of a majority of the Company's Voting Capital Stock. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A.

AMENDMENT  TO  INCREASE  NUMBER  OF  AUTHORIZED  SHARES

     On June 1, 2001, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's voting stock for action by written consent the proposed amendment to Article 4 of the Company's Articles of Incorporation to effectuate an increase in authorized common stock from 50 million shares with a par value of $0.001 to 250 million shares with a par value of $0.001. The Board of Directors has fixed the close of business on June 4, 2001 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 42,028,876 shares of common stock held by approximately 106 shareholders of record.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company's future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 50 million to 250 million. This step is necessary, in the judgment of the Board of Directors, in order to raise additional capital and carry out the Company's business objectives.

CERTAIN  MATTERS  RELATED  TO  THE  PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Articles of Incorporation, anticipated to be approximately twenty-one
(21) days after this Information Statement has been distributed to the Company's stockholders.

                                  PROPOSAL TWO
               TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO
                      AUTHORIZE A CLASS OF PREFERRED STOCK

GENERAL

     On June 1, 2001, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to authorize a class of preferred stock consisting of 25,000,000 shares, with a par value of $0.001. On June 4, 2001, Proposal Two was approved by written consent of a majority of the Company's Voting Capital Stock. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information
Statement  as  Appendix  A.

AMENDMENT  TO  AUTHORIZE  A  CLASS  OF  PREFERRED  STOCK

     On June 1, 2001, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Voting Capital Stock for action by written consent the proposed amendment to Article 4 of the Company's Articles of Incorporation to authorize a class of preferred stock, consisting of up to 25,000,000 shares, par value $0.001 per share, the rights, privileges, and preferences of which would be determined by the Board of Directors, in their sole discretion, from time to time.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of preferred stock in an amount adequate to provide for the Company's future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. This step is necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital and carry out the Company's business objectives.

CERTAIN  MATTERS  RELATED  TO  THE  PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Articles of Incorporation, anticipated to be approximately twenty-one
(21) days after this Information Statement has been distributed to the Company's stockholders.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth, as of June 4, 2001, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.




                               Name and Address of                   Amount and Nature of   Percent
Title of Class. . . . . . . .  Beneficial Owner                      Beneficial Ownership   of Class (1)
-----------------------------  ------------------------------------  ---------------------  ------------

                               Green Aero Energy, Inc. (2)
Common. . . . . . . . . . . .  25809-D Business Center Dr.
Stock . . . . . . . . . . . .  Redlands, CA 92374                               4,000,000           9.5%

                               Harrison A. McCoy III (4)
Common. . . . . . . . . . . .  7812 Jack Rabbit Lane
Stock . . . . . . . . . . . .  E. Highlands, CA  92346                          2,975,000           7.1%

                               Shea Holdings, LLC
Common. . . . . . . . . . . .  5023 W. 120th Ave.
Stock . . . . . . . . . . . .  Broomfield, CO  80020                            3,555,665           8.5%

                               Suffern Investors, LLC
Common                         5144 N. Academy Blvd.
Stock. . . . . . . . . . . .   Colorado Springs, CO  80918                      3,555,665           8.5%

                               The Covenant Trust (3)
                               Trevor Taggart, Trustee
Common. . . . . . . . . . . .  P.O. Box 6182
Stock . . . . . . . . . . . .  San Diego, CA  92166-0182                        2,500,000           5.9%

                               William O. Sheaffer (4)
Common. . . . . . . . . . . .  668 North 44th St., Ste 300
Stock . . . . . . . . . . . .  Phoenix, AZ  85008-6547                            900,000           2.1%

                               Lawrence W. Taggart (3)(4)
Common. . . . . . . . . . . .  3400 Inland Empire Blvd., Ste 101
Stock . . . . . . . . . . . .  Ontario, CA 91764                                  791,500           1.9%

                               Curtis Wright (4)
Common. . . . . . . . . . . .  3400 Inland Empire Blvd., Suite 101
Stock . . . . . . . . . . . .  Ontario, CA  91764                                 566,600           1.3%

                               Anthony K. Miller (4)
Common. . . . . . . . . . . .  3400 Inland Empire Blvd, Suite 101
Stock . . . . . . . . . . . .  Ontario, CA  91764                                   - 0 -           0.0%

                               All Officers and Directors
                               as a Group (5 Persons) (3).                      7,733,100          18.4%



(1)     Based  on  42,028,876  shares  outstanding.

(2) Anthony K. Miller, a Director of the Company, is also a director of Green Aero Energy, Inc. Mr. Miller is not considered to be the beneficial owner of the shares held by Green Aero Energy, Inc.

(3) The spouse of Lawrence W. Taggart, a Director of the Company, is the beneficiary of The Covenant Trust and as such, Mr. Taggart is deemed to be the beneficial owner of the shares held by The Covenant Trust.

(4) Each of Mssrs. Taggart, Miller, Wright, McCoy and Sheaffer were granted an option to acquire 2,000,000 shares of the Company's common stock at an exercise price of $0.01 per share. The options will vest equally over 8 consecutive quarters beginning at the end of the Company's third fiscal quarter. Because none of the options are exercisable within sixty (60) days hereof, they have not been included in the respective holdings for each Director.

     The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

COMPLIANCE  WITH  SECTION  16(a)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, as of the date of this Information Statement, all officers and directors have completed initial questionnaires for the completion of the appropriate forms to be filed, and they are currently being prepared.


                                        By  order  of  the  Board  of  Directors

                                        /s/  Lawrence  W.  Taggart

                                        Lawrence  W.  Taggart,  President

Ontario,  California
June  5,  2001

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       SOUTHERN STATES POWER COMPANY, INC.
                            (A DELAWARE CORPORATION)

     Southern States Power Company, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That pursuant to Unanimous Written Consent of the Directors of Southern States Power Company, Inc. in Lieu of Meeting of the Board of Directors, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for the written consent in lieu of meeting of the Shareholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof so that, as amended said Article shall be read as follows:

     "4. This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is Two Hundred Fifty Million (250,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Twenty Five Million (25,000,000) shares, par value $0.001.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     SECOND:     That  thereafter,  pursuant  to  Majority  Written Consent, the
Shareholders  of  Southern  States  Power  Company, Inc. approved the amendment.

     THIRD:     That  said  amendment  was  duly  adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Southern States Power Company, Inc. has caused this certificate to be signed by Lawrence W. Taggart, its President, and attested to by William O. Sheaffer, its Secretary, as of this ____th day of June, 2001.



Southern States Power Company, Inc., a Delaware corporation


By:     ______________________________
        Lawrence  W.  Taggart,
        President




ATTESTED:


By:     ______________________________
        William  O.  Sheaffer,  Secretary